U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2014

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

405 Lexington Avenue, 25th Floor
New York, NY 10174
(Address of principal executive offices)
Telephone: (917) 368-8480
Facsimile: (917) 368-8005
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Agreement for the Subscription of Shares

On May 20, 2014 we and Trinity Asset Management (Proprietary) Limited, a company formed under the laws of South Africa (“Trinity”), entered into the Agreement for the Subscription of Shares (the “May 2014 Trinity Subscription Agreement”). Under the May 2014 Trinity Subscription Agreement, Trinity has agreed to arrange, from time to time until July 30, 2014, for persons that desire to subscribe for shares of our Common Stock (“Subscribers”) to tender and deliver to us separate written offers to purchase up to 850,000 shares of our Common Stock (“Offers”). Upon our receipt of an Offer, if we decide to accept the Offer we must, within five business days of our receipt of the Offer, notify Trinity of our acceptance. As to any offer that we accept, we will issue to the Subscriber named in the Offer the shares of our Common Stock that have been subscribed for against payment of the purchase price for the shares. As to any Offer that we do not accept, we will return the tendered purchase price.

Trinity entered into the May 2014 Trinity Subscription Agreement in part to obtain our release of Trinity Asset Management International Limited (“TAMIL”), an affiliate of Trinity, from its obligations under the Share Purchase Agreement, dated September 19, 2013, as amended thereafter (as so amended, the “September 19 TAMIL Share Purchase Agreement”). Under the September 19 TAMIL Share Purchase Agreement, TAMIL was obligated to purchase 900,000 shares of our Common Stock and had purchased only 184,825 shares prior to the termination of the TAMIL September 19 Share Purchase Agreement on March 25, 2014. As part of the May 2014 Trinity Subscription Agreement, upon the issue, sale and delivery of all of the 850,000 shares available for subscription under the May 2014 Trinity Subscription Agreement, TAMIL shall be released from its obligations under the September 19 TAMIL Share Purchase Agreement.

The terms of each Offer provide that the Subscriber irrevocably offers to purchase shares of our Common Stock at a purchase price of $1.00 per share and has tended the full purchase price for the shares by wire transfer to our account at the same time that Trinity has tendered the Offer to us. Until a registration statement registering the resale of any shares has been filed and declared effective by the Securities and Exchange Commission (the “Commission”), the ability of the Subscriber to transfer the shares purchased is restricted. The shares purchased will also bear legends restricting their transferability. If fewer than 850,000 shares of our Common Stock have been subscribed for by July 30, 2014, we have the right to terminate and rescind the May 2014 Trinity Subscription Agreement by notice to Trinity.

Each Subscriber ratifies the terms and conditions of the May 2014 Trinity Subscription Agreement and appoints Trinity as its agent and representative in connection with its purchase of shares under the May 2014 Trinity Subscription Agreement. Each Subscriber also acknowledges that Trinity has retained the power and authority to vote and dispose of the shares subscribed for by the Subscriber and that Trinity shall be deemed to be the beneficial owner of the shares that the Subscriber has purchased under the May 2014 Trinity Subscription Agreement, as defined by the rules and regulations of the Commission.

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The May 2014 Trinity Subscription Agreement provides that if Trinity fails to provide tenders of Offers that result in the sale of 850,000 shares by July 31, 2014, Trinity shall pay us on our demand the excess of $850,000 over the amounts that we have received from Subscribers to purchase our shares.

Restricted Shares

As part of the May 2014 Trinity Subscription Agreement, we have granted the Subscribers the right, exercisable until July 30, 2015, to register the shares they have purchased by participating in certain registrations that we file for the sale of our shares or for the resale of our shares by our shareholders. Subject to the terms of the May 2014 Trinity Subscription Agreement, we are obligated to use our reasonable best efforts to cause the filed registration statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), and to keep the registration statement continuously effective until the registered shares have been sold or may be sold under Rule 144 promulgated under the Securities Act with or without satisfaction of certain requirements of that Rule.

Need for Additional Financing

The proceeds of the sales of the shares that are subject to the May 2014 Trinity Subscription Agreement will not, in and of themselves, be sufficient to permit us to continue to operate at our current level of expenditure, and we must continue to seek additional funding if we are to remain in operation. Although we continue to approach investors in the United States and elsewhere to seek additional working capital funding, we cannot offer any assurances that our efforts will succeed or that we will be able to sell our shares in exchange for funding. If our efforts are not successful, we may cease our business operations.

There are no assurances that Trinity will be able to deliver Offers for any shares under the May 2014 Trinity Subscription Agreement.

Exemption from Registration

In the May 2014 Trinity Subscription Agreement, Trinity represents to us as of the date of the May 2014 Trinity Subscription Agreement, and each Subscriber represents to us as of the date of its purchase of our shares, that:

•	it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act, and is also not a “U. S. person” within the meaning of Regulation S promulgated under the Securities Act;
•	it is not acquiring the shares under the May 2014 Trinity Subscription Agreement for the benefit of any U. S. person, that it will be the sole beneficial owner of the shares acquired and that it has not prearranged any sale of the acquired shares to any persons in the United States; and
•	it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the shares and is able to bear the economic risk of an investment in the shares and able to afford a complete loss of such investment.

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Each Subscriber further represents to us that it is acquiring the shares as principal for its own account and not with a view to or for distributing or reselling those shares in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of those shares in violation of the Securities Act or any applicable state law and has no direct or indirect arrangements or understandings with any other persons to distribute or regarding the distribution of those shares in violation of the Securities Act or any applicable state law. In addition, each Subscriber represents that it is not acquiring any shares for the benefit of any U.S. Person.

Trinity was outside of the United States when it entered into the May 2014 Trinity Subscription Agreement.

On the basis of the representations and warranties that Trinity has made to us in the May 2014 Trinity Subscription Agreement and that each Subscriber will make to us at the time of purchase of our shares under the May 2014 Trinity Subscription Agreement, we believe that the sales of shares of our Common Stock that may occur in the future under the May 2014 Trinity Subscription Agreement will be exempt from the registration requirements of the Securities Act.

The foregoing description of the May 2014 Trinity Subscription Agreement is subject to, and qualified in its entirety by, such agreement attached as Exhibit 10.1 to this Current Report, which is incorporated herein by reference.

Lease Agreements

Our South African subsidiary, SurePure Marketing South Africa (Pty) Ltd., has entered into a new lease for office space in Newlands, Cape Town, South Africa, commencing June 1, 2014 for a term of one year, renewable at our option for an additional year. The leased premises consist of approximately 2100 square feet. At the current currency conversion rate, the lease cost is approximately $1725 per month. A copy of the office lease is attached as Exhibit 10.2 to this Current Report. The foregoing description of the office lease agreement is subject to, and qualified in its entirety by, such lease agreement attached as Exhibit 10.2 to this Current Report, which is incorporated herein by reference.

Our South African subsidiary, SurePure Marketing South Africa (Pty) Ltd., has entered into a separate lease for warehouse space in Montague Gardens, Cape Town, South Africa, commencing June 1, 2014 renewable at our option for an additional year. The leased premises consist of approximately 2400 square feet. At the current currency conversion rate, the lease cost is approximately $900 per month.

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Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. Each issuance and sale of securities by us under the May 2014 Trinity Subscription Agreement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation S promulgated under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
10.1	Agreement for the Subscription of Shares, dated as of May 20, 2014, between SurePure, Inc. and Trinity Asset Management (Proprietary) Limited.

10.2	Lease Agreement, dated May 20, 2014, between Southern African Landmark Properties CC and SurePure Marketing South Africa (Pty) Ltd.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE, INC.
(Registrant)

Date: May 22, 2014	/s/ Stephen M. Robinson
Stephen M. Robinson
Chief Financial Officer

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EXHIBIT INDEX

Exhibit
No.	Description
10.1	Agreement for the Subscription of Shares, dated as of May 20, 2014, between SurePure, Inc. and Trinity Asset Management (Proprietary) Limited.
10.2	Lease Agreement, dated May 20, 2014, between Southern African Landmark Properties CC and SurePure Marketing South Africa (Pty) Ltd.

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